Exhibit 99.1

GM Announces Executive Leadership Changes

•	North America leader Steve Carlisle to retire after 41 years with GM

•	Rory Harvey named Executive Vice President and President, North America

•	John Roth named Vice President, Global Cadillac

•	Josh Tavel named Global Vice President, Customer Care and Aftersales

DETROIT — General Motors today announced the following senior executive changes:

Steve Carlisle, currently executive vice president and president, North America, has elected to retire after 41 years with GM.

•

Carlisle, 61, has led GM North America since September 2020. Before leading North America, Carlisle had been senior vice president and president, Cadillac, a position he held since April 2018. Before joining Cadillac, Carlisle had been president and managing director, GM Canada, since November 2014. Over the course of his career with GM, Carlisle has held several senior leadership positions, including vice president, Global Product Planning and Program Management, 2010-2014; vice president, U.S. Sales Operations, 2010; and president and managing director, Southeast Asia Operations, 2007-2010.

Rory Harvey, currently vice president, Global Cadillac, is named executive vice president and president, North America, replacing Carlisle, effective June 1, 2023.

•

Harvey, 55, takes over GM North America after leading Cadillac since September 2020. Harvey first joined Cadillac in March 2018 as vice president, Cadillac North America Sales, Service and Marketing. Prior to that, he was chairman and managing director of Vauxhall Motors in the U.K. Harvey has held a variety of positions in Europe and the Middle East throughout his more than 30 years with GM.

John Roth, currently global vice president, Customer Care and Aftersales, is named vice president, Global Cadillac, effective June 1, 2023, replacing Harvey.

•

Roth, 54, has led GM’s Customer Care and Aftersales team since 2020. Prior to that, Roth served as president and managing director of GM’s Africa and Middle East Operations from 2018-2020. He also served as vice president, Sales, Service and Marketing for GM Canada from 2013-2018. Before taking the GM Canada role, Roth held leadership positions in sales and service for the Cadillac brand. Roth has served in a variety of sales and service positions across all GM brands throughout his 32 years with GM.

Josh Tavel, currently executive chief engineer, Battery Electric Trucks and SUVs, is named global vice president, Customer Care and Aftersales, effective June 1, 2023, replacing Roth.

•

Tavel, 44, has nearly 21 years of experience with GM. He has served as executive chief engineer, Battery Electric Trucks and SUVs, since 2019. Prior to that, Tavel served as chief engineer for a variety of GM products, including midsize trucks, medium duty trucks and vans. He also served as chief engineer for autonomous and electric vehicles, including the Chevrolet Bolt EV, Spark EV, Volt and Cadillac ELR.

“I’d like to thank Steve for his tremendous leadership, collaboration across the company and dedicated years of service to GM,” said GM President Mark Reuss. “Along with Rory, Steve has played a significant role in the transformation of the Cadillac brand over the last several years and under his leadership our North American business is strong and well-positioned for future growth.”

Reuss added: “Rory, John and Josh have the experience and strong leadership skills to continue to build on our momentum and maintain our strong commitment to our brands, our dealers and our customers.”

General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which powers everything from mass-market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at https://www.gm.com.

###

CONTACT:

Pat Morrissey

313-407-4548

patrick.e.morrissey@gm.com